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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 1997

                                Noel Group, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                       0-19737                        13-2649262
(State or other                (Commission                     (IRS Employer
jurisdiction of                File Number)                 Identification No.)
incorporation)

 667 Madison Avenue, New York, New York                     10021
 (Address of principal executive offices)                 (zip code)

       Registrant's Telephone Number, including Area Code: (212) 371-1400

                                       N/A
              (Former name or former address, if changed since last report)


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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

               On December 1, 1997, Noel Group, Inc. ("Noel") distributed (the "Distribution") approximately 2,205,814 shares of common stock, par value $.01 per share ("Carlyle Common Stock"), of Carlyle Industries, Inc. ("Carlyle") at the rate of 0.107246 shares of Carlyle Common Stock for each share of Common Stock, par value $.10 per share ("Noel Common Stock"), of Noel issued and outstanding on the November 21, 1997 record date. The Distribution was made pursuant to the Plan of Complete Liquidation and Dissolution adopted by the Board of Directors on May 21, 1996 and approved by the shareholders at a Special Meeting of Shareholders held on March 19, 1997.

               Carlyle is a distributor of a line of home sewing and craft products, principally buttons.

               On December 5, 1997, pursuant to an Agreement and Plan of Merger dated November 6, 1997 (the "Merger Agreement") by and among Curtis Industries, Inc. ("Curtis"), Paragon Corporate Holdings, Inc. ("Paragon") and Curtis Acquisition Corp. ("Merger Subsidiary"), a wholly-owned subsidiary of Paragon, Merger Subsidiary was merged with and into Curtis. Under the Merger Agreement Curtis shareholders received a total of $22,200,000 for all of the outstanding shares of preferred stock and common stock of Curtis, comprising cash totalling $6,500,000 and two year 7% interest bearing notes in the aggregate principal amount of $15,700,000 secured by letters of credit. Noel received approximately $4,300,000 in cash and a note for approximately $10,400,000 for all of its holdings of Curtis.

               Curtis is a distributor of fasteners, security products, chemicals, automotive replacement parts, fittings and connectors, tools and hardware.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial statements of business acquired.  Not Applicable.

(b) Pro forma financial information. No pro forma financial information is required pursuant to Article 11 of Regulation S-X.

(c)     Exhibits

        2.1 Plan of Complete Liquidation and Distribution (incorporated by reference to Exhibit A to the

                                      -1-

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               Noel Proxy Statement for the Special Meeting of Shareholders on
               March 19, 1997).

        2.2 Agreement and Plan of Merger dated November 6, 1997 among Paragon Corporate Holdings, Inc., Curtis Acquisition Corp. and Curtis Industries, Inc. (A list of schedules to the agreement is set forth therein. The registrant agrees to furnish to the Securities and Exchange Commission supplementally, upon request, a copy of any such schedules.)

                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     NOEL GROUP, INC.

                                                     (Registrant)

Dated:  December 15, 1997                           By: /s/ Todd K. West
                                                        --- ----------------
                                                        Todd K. West
                                                        Vice President-Finance,
                                                        Chief Financial Officer,
                                                        Secretary and Treasurer
                                      -2-


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